GREENLIGHT CAPITAL RE, LTD.
BONUS PLAN
BONUS AGREEMENT

This Bonus Agreement (this “Agreement”) is entered into by and between Greenlight Capital Re, Ltd. (the “Company”) and [●] (the “Participant”), as of the last date set forth below. Each capitalized term not otherwise defined in this Agreement will have the meaning ascribed to such term in the Greenlight Capital Re, Ltd. Bonus Plan (as amended, restated or otherwise modified from time to time, the “Plan”).
1.Notice of Participation/Bonus Eligibility. In accordance with the terms and conditions of the Plan, the Committee has designated the Participant as a Participant in the Plan eligible to receive a Bonus under the Plan in the amount of US$[●], subject to and in accordance with the terms, conditions, and provisions of the Plan and this Agreement and subject to the Participant’s execution and delivery of this Agreement to the Company prior to the Fee Date.
2.    Plan and Bonus Agreement. The terms and provisions of the Plan are hereby incorporated into this Agreement by reference as if set forth herein in their entirety. This Agreement shall be, in all respects, subject to the terms and conditions of the Plan. In the event of a conflict or inconsistency between the terms, conditions, and provisions of the Plan and this Agreement, the Plan shall govern and control.
3.    Other Benefits. The Bonus is a special incentive payment to the Participant and shall not be taken into account in computing the amount of salary or compensation for purposes of determining severance or any bonus, incentive, pension, retirement, death or other benefit under any other bonus, incentive, pension, retirement, insurance or other employee benefit plan of any member of the Greenlight Group, unless such plan or agreement expressly provides otherwise.
4.    Entire Agreement. This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior undertakings and agreements with respect to the subject matter hereof.
5.    Amendments. This Agreement may be amended in accordance with the terms and conditions set forth in the Plan.
6.    Representations and Warranties of the Participant. The Participant acknowledges receipt of a copy of the Plan and represents that the Participant is familiar with its terms, conditions, and provisions, and hereby accepts this Agreement subject to all of its and the Plan’s terms, conditions, and provisions and agrees to be bound by all of the terms and conditions of the Plan. The Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all terms, conditions, and provisions of the Plan and this Agreement. The Participant hereby agrees to accept as final, conclusive and binding all determinations, interpretations or other actions made or taken by the Committee upon any questions arising under the Plan or this Agreement. The Participant further agrees to notify the Company upon any change in the address.
7.    Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and thereto were upon the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the last date set forth below.

GREENLIGHT CAPITAL RE, LTD.

By:
Name:
Title:
Date:

PARTICIPANT

By: ________________________________
Name:
Date:

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